Irene M. Prezelj
Vice President
Investor Relations

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
Tel 330-384-3859

October 31, 2014

TO THE INVESTMENT COMMUNITY1:

Today, American Transmission Systems Incorporated (ATSI), a wholly owned indirect subsidiary of FirstEnergy Corp. (FE), filed a proposal with the Federal Energy Regulatory Commission (FERC) requesting a “forward looking” transmission formula rate. The proposal requests a change to its current “historic” rate structure where transmission rates reflect actual costs from projects in service and expenses from the prior calendar year. The change would impact the timing of recovery for expenditures, allowing ATSI to capture planned expenditures within its large infrastructure closer to the time of spend.

Overview

ATSI owns, operates and maintains over 7,390 circuit-miles of transmission lines, substations and other transmission facilities operated at nominal voltages of 345 kV, 138 kV and 69 kV. The footprint is located within the Ohio Edison, Pennsylvania Power, Cleveland Electric Illuminating, and Toledo Edison utilities and provides services over its transmission facilities through the PJM Open Access Transmission Tariff. ATSI only provides transmission services and does not provide retail utility services or own generation assets.

As part of FirstEnergy’s “Energizing the Future” transmission plan, in 2014, ATSI began to increase investments in its transmission facilities. These investments are comprised of projects designed to:

•	increase the reliability of the transmission facilities of ATSI,

•	improve condition of equipment,

•	enhance system performance,

•	improve operating flexibility,

•	position transmission capacity for future load growth, and

•	facilitate response to system events.

Over the 2014-2017 period, ATSI plans to invest at least $2.7 billion in the “Energizing the Future” program, including both reliability enhancement investments and other projects associated with generation deactivations and shale gas expansion initiatives.

1Please see the Forward-looking Statements at the end of this letter.

There are plans to place $614 million of additions into service by the end of 2014 and $845 million of additions into service during calendar year 2015.

Major Provisions

The following table outlines the requests made in today’s filing as compared to ATSI’s existing structure. In addition to this table, supporting documents describing the formula rate changes, ATSI’s transmission planning process, budgeting and projections, cost of service statements, and projected revenue requirements will be available at www.ferc.gov. ATSI has requested FERC approval of the proposal with an effective date of January 1, 2015.

	Existing Structure	Proposal filed October 31
Rate Year	June 1 to May 31	January 1 to December 31
Date Projected Revenue Requirement is posted	May 1	November 1
ROE	12.38%	12.38%
Test Year	Historical: Based on most recent calendar year in FERC Form 1; Network Service Peak Load updated effective January 1
Forward-Looking: Utilizes prior year plant-in-service from FERC Form 1 and adds capital additions projected to be in service within current calendar year based on a 13 month average. Also utilizes projected operating expenses for the year.

True-up Mechanism Date Actual Revenue Requirement and True Up filed	No N/A	Yes May 1

A forward-looking rate structure would permit ATSI to recover its annual transmission revenue requirement on a current basis, with a true-up mechanism to ensure transmission rates reflect the actual costs of providing transmission service. The forward-looking test year would only change the timing of revenue recovery, not the amount. Historical-looking rates have a significant lag in cost recovery and investment return, and is amplified in capital intensive years.

Upcoming FirstEnergy Investor Events

Third Quarter 2014 Earnings Call
November 5, 2014
1:00PM (EST)

EEI Financial Conference
November 12-13, 2014
Presentation by Tony Alexander, CEO on November 13, 2014, 8:00AM (CT)

Wells Fargo Energy Symposium
December 10, 2014
New York City

If you have any questions concerning the information in this update, please contact me at (330) 384-3859, Meghan Beringer, director of Investor Relations, at (330) 384-5832 or Rey Jimenez, manager of Investor Relations, at (330) 761-4239.

Sincerely,

/s/ Irene M. Prezelj

Irene M. Prezelj
Vice President, Investor Relations

Forward-looking Statements

This Letter to the Investment Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "will," "intend," “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy in the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission plan and pending distribution rate cases and the effectiveness of our repositioning strategy; the impact of the regulatory process on pending matters in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases, and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including the PJM markets and also FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531’s revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to NERC’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C.; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; regulatory outcomes associated with storm restoration costs, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, possible greenhouse gases emission, water discharge, and coal combustion residuals regulations, the potential impacts of Cross-State Air Pollution Rule, and the effects of the United States Environmental Protection Agency's Mercury and Air Toxics Standards rules including our estimated costs of compliance; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to, among other things, Reliability Must Run arrangements and the reliability of the transmission grid; the impact of other future changes to the operational status or availability of our generating units; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and successfully execute our announced financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.